CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Summary of Principal Terms” and “Legal and Accounting Matters” in the Confidential Private Placement Memorandum and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information and to the use of our report dated May 24, 2012, in the Registration Statement (Form N-2) of FEG Absolute Access TEI Fund LLC, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 1, 2013